UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2005
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On December 28, 2005 the Compensation and Audit Committees of our Board of Directors voted to amend certain stock options with exercise prices of equal to or greater than $13.00, awarded under our 1999 Amended and Restated Stock Option Plan and our Amended 2004 Equity Incentive Plan, effective December 28, 2005 (the “Effective Date” ) to (i) accelerate the vesting of such awards so that they become 100% vested as of the Effective Date, (ii) impose restrictions on the sale of shares received through the exercise of these options (other than shares necessary to pay taxes associated with the exercise), restricting the sale of such shares until the original vesting date of the option. Options held by non-employee directors were not subject to this accelerated vesting.
The decision to accelerate the vesting of these options was made primarily to reduce compensation expense that might be recorded in future periods following our adoption of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004)” (FAS 123R), which our Board of Directors believes to be in the best interest of stockholders. We will be required to apply the expense recognition provisions of FAS 123R beginning in the first quarter of fiscal 2006, which begins on January 1, 2006. Unvested options to purchase approximately 1.4 million shares of common stock, representing approximately 5% of current shares outstanding are subject to this acceleration. Of the accelerated options, approximately 236,000 or 17% are held by executive officers. The number of shares and exercise prices of the options subject to the acceleration are unchanged.
The acceleration is described in more detail in the Company’s press release attached as Exhibit 99.1.
Item 1.02. Termination of a Material Definitive Agreement.
On December 28, 2005 we terminated our Credit Agreement with Commerce Bank NA (“Commerce Bank”) that provided for a term loan of $10.0 million and a revolving loan of up to $15.0 million (the “Commerce Bank Credit Facility”). As of December 28, 2005, we had $7.8 million and $6.4 million of outstanding principal borrowings under the term loan and revolving loan portions of the Commerce Bank Credit Facility, respectively. We have paid all amounts due under the Commerce Bank Credit Facility including interest thereon. The termination of the Commerce Bank Credit Facility will not have a material impact on our liquidity or capital resources.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Title
99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: December 29, 2005

3